UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 21, 2005 (November 15, 2005)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4820 Overland Avenue, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On November 15, 2005, we agreed to amend the terms of four stock option awards granted to Mr. Peter Preuss, a director, as discussed more fully in Item 5.02.

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 15, 2005, Mr. Peter Preuss retired from our board of directors.  At the time of his retirement, Mr. Preuss served on our Compensation Committee (Chairman) and Nominating and Governance Committee.  See Item 8.01 below for more information on our board committees.  The board vacancy created by Mr. Preuss’ retirement has not been filled.

In connection with Mr. Preuss’ retirement, on November 15, 2005, our board of directors approved the amendment of four of Mr. Preuss’ stock option awards to extend their post-termination exercise periods as follows:

Stock Option	Original Post-Termination Exercise Period	New Post-Termination Exercise Period
50,000 shares at $8.38 per share granted January 8, 2001.	30 Days	Three Months

11,000 shares at $14.75 per share granted January 20, 2003.	30 Days	One Year

18,000 shares at $19.33 per share granted November 17, 2003.	Three Months	One Year

18,000 shares at $14.29 per share granted November 15, 2004.	Three Months	One Year

Item 8.01.              Other Events.

On November 15, 2005, our board of directors appointed the members of our board committees, as follows:

Audit Committee:

Robert A. Degan (Chairman)

Scott McClendon

Michael Norkus

Compensation Committee:

Scott McClendon (Chairman)

Robert A. Degan

Michael Norkus

Nominating and Governance Committee:

Michael Norkus (Chairman)

Robert A. Degan

Scott McClendon

Special Committee on Shareholder Value:

Scott McClendon (Chairman)

Robert A. Degan

Michael Norkus

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: November 21, 2005		/s/ Vernon A. LoForti
	By:	Vernon A. LoForti
Vice President & CFO